Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. and Plains GP Holdings Report Fourth-Quarter and Full-Year 2018 Results

(Houston — February 5, 2019) Plains All American Pipeline, L.P. (NYSE: PAA) and Plains GP Holdings (NYSE: PAGP) today reported fourth-quarter and full-year 2018 results.

Fourth-Quarter and Full-Year 2018 Highlights

•                   Delivered 4Q and full-year 2018 financial and operating results ahead of expectations

•                   Executed Permian-focused capital program, including early completion of Sunrise Expansion

•                   Actively developed additional growth capital projects

•                   Significantly advanced deleveraging plan and enhanced financial flexibility

“Our fourth-quarter and full-year 2018 results exceeded our guidance and reflect solid execution of our business plan,” stated Willie Chiang, Chief Executive Officer of Plains All American Pipeline. “Looking forward, we believe we are well positioned with a strategic asset base and business model and improved financial flexibility.”

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

Plains All American Pipeline, L.P.

Summary Financial Information (unaudited)

(in millions, except per unit data)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
GAAP Results	2018	2017	Change	2018	2017	Change
Net income attributable to PAA	$1,117	$191	485%	$2,216	$856	159%
Diluted net income per common unit	$1.38	$0.19	626%	$2.71	$0.95	185%
Diluted weighted average common units outstanding	799	726	10%	799	718	11%
Distribution per common unit declared for the period	$0.30	$0.30	—%	$1.20	$1.70	(29)%

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Non-GAAP Results (1)	2018	2017	Change	2018	2017	Change
Adjusted net income attributable to PAA (2)	$653	$335	95%	$1,570	$958	64%
Diluted adjusted net income per common unit (2)	$0.80	$0.39	105%	$1.88	$1.10	71%
Adjusted EBITDA	$949	$631	50%	$2,684	$2,082	29%
Implied DCF per common unit	$0.94	$0.58	62%	$2.46	$1.82	35%

(1)             See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as Adjusted EBITDA) and their reconciliation to the most directly comparable measures as reported in accordance with GAAP.

(2)             During the fourth quarter of 2018, we began classifying net gains and losses on asset sales and asset impairments as a selected item impacting comparability in the calculation of adjusted net income attributable to PAA. Prior period amounts have been recast to reflect this change. See the “Selected Items Impacting Comparability” table attached hereto for additional information.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

Segment Adjusted EBITDA for the fourth quarter and full year of 2018 and 2017 is presented below:

Summary of Selected Financial Data by Segment (unaudited)

(in millions)

	Segment Adjusted EBITDA
	Transportation	Facilities	Supply and Logistics
Three Months Ended December 31, 2018	$425	$181	$342
Three Months Ended December 31, 2017	$354	$184	$92
Percentage change in Segment Adjusted EBITDA versus 2017 period	20%	(2)%	272%
Percentage change in Segment Adjusted EBITDA versus 2017 period further adjusted for impact of divested assets	32%	2%	N/A

	Segment Adjusted EBITDA
	Transportation	Facilities	Supply and Logistics
Twelve Months Ended December 31, 2018	$1,508	$711	$462
Twelve Months Ended December 31, 2017	$1,287	$734	$60
Percentage change in Segment Adjusted EBITDA versus 2017 period	17%	(3)%	670%
Percentage change in Segment Adjusted EBITDA versus 2017 period further adjusted for impact of divested assets	23%	3%	N/A

Fourth-quarter 2018 Transportation Segment Adjusted EBITDA increased by 20% over comparable 2017 results. This increase was primarily driven by increased volume on our Permian Basin systems, including the start-up of our Sunrise II pipeline in the fourth quarter of 2018. Fourth-quarter 2018 results also benefited from a full period of Diamond pipeline volumes, which was placed into service in late 2017. These favorable results were partially offset by the impact of the sale of an interest in our BridgeTex pipeline and asset sales in the Rocky Mountain region.

Fourth-quarter 2018 Facilities Segment Adjusted EBITDA decreased by 2% versus comparable 2017 results, primarily due to the impact of asset sales and lower revenues from our NGL fractionation facilities. This was partially offset by higher revenues from increased activity at certain of our crude oil rail terminals, as well as at our Cushing terminal.

Fourth-quarter 2018 Supply and Logistics Segment Adjusted EBITDA increased versus comparable 2017 results primarily due to capturing more favorable crude oil differentials in the U.S. and Canada.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

2019 Full-Year Guidance

The table below presents our full-year 2019 financial and operating guidance:

Financial and Operating Guidance (unaudited)

(in millions, except volumes, per unit and per barrel data)

	Twelve Months Ended December 31,
	2017	2018	2019 (G)
			+ / -
Segment Adjusted EBITDA
Transportation	$1,287	$1,508	$1,735
Facilities	734	711	665
Fee-Based	$2,021	$2,219	$2,400
Supply and Logistics	60	462	350
Adjusted other income/(expense), net	1	3	—
Adjusted EBITDA (1)	$2,082	$2,684	$2,750
Interest expense, net (2)	(483)	(419)	(400)
Maintenance capital	(247)	(252)	(230)
Current income tax expense	(28)	(66)	(40)
Other	(12)	1	(5)
Implied DCF (1)	$1,312	$1,948	$2,075
Preferred unit distributions paid (3)	(5)	(161)	(200)
Implied DCF Available to Common Unitholders	$1,307	$1,787	$1,875

Implied DCF per Common Unit (1)	$1.82	$2.46	$2.58
Implied DCF per Common Unit and Common Equivalent Unit (1)	$1.67	$2.38	$2.54

Diluted Adjusted Net Income per Common Unit (1)	$1.10	$1.88	$2.03

Operating Data
Transportation
Average daily volumes (MBbls/d)	5,186	5,889	7,000
Segment Adjusted EBITDA per barrel	$0.68	$0.70	$0.68

Facilities
Average capacity (MMBbls/Mo)	130	124	125
Segment Adjusted EBITDA per barrel	$0.47	$0.48	$0.44

Supply and Logistics
Average daily volumes (MBbls/d)	1,219	1,309	1,385
Segment Adjusted EBITDA per barrel	$0.13	$0.97	$0.69

Expansion Capital	$1,135	$1,888	$1,100

First-Quarter Adjusted EBITDA as Percentage of Full Year	25%	22%	27%

(G)   2019 Guidance forecasts are intended to be + / - amounts.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

(1)             See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the Non-GAAP Reconciliation tables attached hereto for information regarding non-GAAP financial measures and, for the historical 2017 and 2018 periods, their reconciliation to the most directly comparable measures as reported in accordance with GAAP. We do not provide a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures on a forward-looking basis as it is impractical to forecast certain items that we have defined as “Selected Items Impacting Comparability” without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized. Thus, a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures could result in disclosure that could be imprecise or potentially misleading.

(2)             Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.

(3)             Cash distributions paid to our preferred unitholders during the year presented. The distribution requirement of our Series A preferred units was paid-in-kind for all 2017 quarterly distributions and for the February 2018 quarterly distribution. Distributions on our Series A preferred units were paid in cash beginning with the May 2018 quarterly distribution. The distribution requirement of our Series B preferred units, which were issued in October 2017, is payable semi-annually in arrears on May 15 and November 15. A pro-rated initial distribution on the Series B preferred units was paid on November 15, 2017.

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables included at the end of this release. Information regarding PAGP’s distributions is reflected below:

	Q4 2018	Q3 2018	Q4 2017
Distribution per Class A share declared for the period	$0.30	$0.30	$0.30
Q4 2018 distribution percentage change from prior periods		—%	—%

Conference Call

PAA and PAGP will hold a joint conference call at 4:00 p.m. CT on Tuesday, February 5, 2019 to discuss the following items:

1.              PAA’s fourth-quarter and full-year 2018 performance;

2.              Financial and operating guidance for the full year of 2019;

3.              Capitalization and liquidity; and

4.              PAA and PAGP’s outlook for the future.

Conference Call Webcast Instructions

To access the internet webcast please go to https://event.webcasts.com/starthere.jsp?ei=1226801&tp_key=b7b2e5a458

Alternatively, the webcast can be accessed at www.plainsallamerican.com, under the Investor Relations section of the website (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on the website within two hours after the end of the call and will be accessible for a period of 365 days. A transcript will also be available after the call at the above referenced website.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. The primary additional measures used by management are earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization and gains and losses on significant asset sales of unconsolidated entities), gains and losses on asset sales and asset impairments, and gains on sales of investments in unconsolidated entities, adjusted for certain selected items impacting comparability (“Adjusted EBITDA”) and implied distributable cash flow (“DCF”).

Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains or losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), the mark-to-market related to our Preferred Distribution Rate Reset Option, gains and losses on derivatives that are related to investing activities (such as the purchase of linefill) and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and business outlook and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may further be adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” on our Condensed Consolidated Financial Statements. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.

Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, expansion projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Implied DCF and other non-GAAP financial performance measures are reconciled to Net Income (the most directly comparable measure as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and notes thereto. In addition, we encourage you to visit our website at www.plainsallamerican.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets, whether due to declines in production from existing oil and gas reserves, reduced demand, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors; the effects of competition; market distortions caused by over-commitments to infrastructure projects, which impacts volumes, margins, returns and overall earnings; unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, NGL and natural gas and resulting changes in pricing conditions or transportation throughput requirements; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event, including attacks on our electronic and computer systems; failure to implement or capitalize, or delays in implementing or capitalizing, on expansion projects, whether due to permitting delays, permitting withdrawals or other factors; shortages or cost increases of supplies, materials or labor; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations; the failure to consummate, or significant delay in consummating, sales of assets or interests as a part of our strategic divestiture program; tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the currency exchange rate of the Canadian dollar; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used; non-utilization of our assets and facilities; increased costs, or lack of availability, of insurance; weather interference with business operations or project construction, including the impact of extreme weather events or conditions; the effectiveness of our risk management activities; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, NGLs and natural gas. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles more than 5 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

Plains GP Holdings is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
REVENUES	$8,786	$7,605	$34,055	$26,223

COSTS AND EXPENSES
Purchases and related costs	6,955	6,746	29,793	22,985
Field operating costs	332	307	1,263	1,183
General and administrative expenses	84	66	316	276
Depreciation and amortization (1)	136	131	520	517
(Gains)/losses on asset sales and asset impairments, net (1)	(36)	94	(114)	109
Total costs and expenses	7,471	7,344	31,778	25,070

OPERATING INCOME	1,315	261	2,277	1,153

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	93	90	375	290
Gain/(loss) on sale of investment in unconsolidated entities	(10)	—	200	—
Interest expense, net	(104)	(120)	(431)	(510)
Other expense, net	(14)	(26)	(7)	(31)

INCOME BEFORE TAX	1,280	205	2,414	902
Current income tax expense	(32)	(19)	(66)	(28)
Deferred income tax (expense)/benefit	(131)	5	(132)	(16)

NET INCOME	1,117	191	2,216	858
Net income attributable to noncontrolling interests	—	—	—	(2)
NET INCOME ATTRIBUTABLE TO PAA	$1,117	$191	$2,216	$856

NET INCOME PER COMMON UNIT:
Net income allocated to common unitholders — Basic	$1,063	$138	$2,009	$685
Basic weighted average common units outstanding	726	725	726	717
Basic net income per common unit	$1.46	$0.19	$2.77	$0.96

Net income allocated to common unitholders — Diluted	$1,104	$138	$2,164	$685
Diluted weighted average common units outstanding	799	726	799	718
Diluted net income per common unit	$1.38	$0.19	$2.71	$0.95

(1)             Effective for the fourth quarter of 2018, we reclassified amounts related to gains and losses on asset sales and asset impairments from “Depreciation and amortization” to “(Gains)/losses on asset sales and asset impairments, net” on our Condensed Consolidated Statements of Operations.

NON-GAAP ADJUSTED RESULTS

(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Adjusted net income attributable to PAA	$653	$335	$1,570	$958

Diluted adjusted net income per common unit	$0.80	$0.39	$1.88	$1.10

Adjusted EBITDA	$949	$631	$2,684	$2,082

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	December 31, 2018	December 31, 2017
ASSETS
Current assets	$3,533	$4,000
Property and equipment, net	14,787	14,089
Goodwill	2,521	2,566
Investments in unconsolidated entities	2,702	2,756
Linefill and base gas	916	872
Long-term inventory	136	164
Other long-term assets, net	916	904
Total assets	$25,511	$25,351

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,456	$4,531
Senior notes, net	8,941	8,933
Other long-term debt, net	202	250
Other long-term liabilities and deferred credits	910	679
Total liabilities	13,509	14,393

Partners’ capital	12,002	10,958
Total liabilities and partners’ capital	$25,511	$25,351

DEBT CAPITALIZATION RATIOS

(in millions)

	December 31, 2018	December 31, 2017
Short-term debt (1)	$66	$737
Long-term debt	9,143	9,183
Total debt	$9,209	$9,920

Long-term debt	$9,143	$9,183
Partners’ capital	12,002	10,958
Total book capitalization	$21,145	$20,141
Total book capitalization, including short-term debt	$21,211	$20,878

Long-term debt-to-total book capitalization	43%	46%
Total debt-to-total book capitalization, including short-term debt	43%	48%

(1)             Includes borrowings for cash margin deposits with our clearing brokers, which are associated with financial derivatives used for hedging purposes, and for short-term hedged inventory purchases.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT (1)

(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Basic Net Income per Common Unit
Net income attributable to PAA	$1,117	$191	$2,216	$856
Distributions to Series A preferred unitholders	(37)	(37)	(149)	(142)
Distributions to Series B preferred unitholders	(12)	(11)	(49)	(11)
Other	(5)	(5)	(9)	(18)
Net income allocated to common unitholders	$1,063	$138	$2,009	$685

Basic weighted average common units outstanding	726	725	726	717

Basic net income per common unit	$1.46	$0.19	$2.77	$0.96

Diluted Net Income per Common Unit
Net income attributable to PAA	$1,117	$191	$2,216	$856
Distributions to Series A preferred unitholders	—	(37)	—	(142)
Distributions to Series B preferred unitholders	(12)	(11)	(49)	(11)
Other	(1)	(5)	(3)	(18)
Net income allocated to common unitholders	$1,104	$138	$2,164	$685

Basic weighted average common units outstanding	726	725	726	717
Effect of dilutive securities:
Series A preferred units (2)	71	—	71	—
Equity-indexed compensation plan awards (3)	2	1	2	1
Diluted weighted average common units outstanding	799	726	799	718

Diluted net income per common unit	$1.38	$0.19	$2.71	$0.95

(1)             We calculate net income allocated to common unitholders based on the distributions pertaining to the current period’s net income (whether paid in cash or in-kind). After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.

(2)             The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for the three and twelve months ended December 31, 2017 as the effect was antidilutive.

(3)             Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested or earned only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Selected Items Impacting Comparability: (1)
Gains/(losses) from derivative activities net of inventory valuation adjustments (2)	$610	$(28)	$505	$59
Long-term inventory costing adjustments (3)	(38)	22	(21)	24
Deficiencies under minimum volume commitments, net (4)	2	3	(7)	(2)
Equity-indexed compensation expense (5)	(19)	(5)	(55)	(23)
Net gain on foreign currency revaluation (6)	3	—	1	21
Line 901 incident (7)	—	(20)	—	(32)
Significant acquisition-related expenses (8)	—	—	—	(6)
Net loss on early repayment of senior notes (9)	—	(40)	—	(40)
Selected items impacting comparability - Adjusted EBITDA	$558	$(68)	$423	$1
Gains/(losses) from derivative activities (2)	—	—	4	(10)
Gain/(loss) on sale of investment in unconsolidated entities	(10)	—	200	—
Gains/(losses) on asset sales and asset impairments, net (10)	36	(94)	114	(109)
Tax effect on selected items impacting comparability	(120)	18	(95)	16
Selected items impacting comparability - Adjusted net income attributable to PAA	$464	$(144)	$646	$(102)

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)             We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results of operations, we identify the earnings that were recognized during the period related to derivative instruments for which the identified underlying transaction does not occur in the current period and exclude the related gains and losses in determining adjusted results. In addition, we exclude gains and losses on derivatives that are related to investing activities, such as the purchase of linefill. We also exclude the impact of corresponding inventory valuation adjustments, as applicable, as well as the mark-to-market adjustment related to our Preferred Distribution Rate Reset Option.

(3)             We carry crude oil and NGL inventory comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and writedowns of such inventory that result from price declines as a selected item impacting comparability.

(4)             We have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on our capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.

(5)             Our total equity-indexed compensation expense includes expense associated with awards that will or may be settled in units and awards that will or may be settled in cash. The awards that will or may be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation and the majority of the awards are expected to be settled in units. The portion of compensation expense associated with awards that are certain to be settled in cash is not considered a selected item impacting comparability.

(6)             During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in gains and losses that were not related to our core operating results for the period and were thus classified as a selected item impacting comparability.

(7)             Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.

(8)             Includes acquisition-related expenses associated with the Alpha Crude Connector acquisition.

(9)             Includes net losses incurred in connection with the early redemption of our (i) $600 million, 6.50% senior notes due May 2018 and (ii) $350 million, 8.75% senior notes due May 2019.

(10)        During the fourth quarter of 2018, we began classifying net gains and losses on asset sales and asset impairments as a selected item impacting comparability in the calculation of adjusted net income. Prior period amounts have been recast to reflect this change.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED ADJUSTED NET INCOME PER COMMON UNIT (1)

(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Basic Adjusted Net Income per Common Unit
Net income attributable to PAA	$1,117	$191	$2,216	$856
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	(464)	144	(646)	102
Adjusted net income attributable to PAA	$653	$335	$1,570	$958
Distributions to Series A preferred unitholders	(37)	(37)	(149)	(142)
Distributions to Series B preferred unitholders	(12)	(11)	(49)	(11)
Other	(3)	(5)	(6)	(17)
Adjusted net income allocated to common unitholders	$601	$282	$1,366	$788

Basic weighted average common units outstanding	726	725	726	717

Basic adjusted net income per common unit	$0.83	$0.39	$1.88	$1.10

Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$1,117	$191	$2,216	$856
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	(464)	144	(646)	102
Adjusted net income attributable to PAA	$653	$335	$1,570	$958
Distributions to Series A preferred unitholders	—	(37)	(149)	(142)
Distributions to Series B preferred unitholders	(12)	(11)	(49)	(11)
Other	(1)	(5)	(4)	(17)
Adjusted net income allocated to common unitholders	$640	$282	$1,368	$788

Basic weighted average common units outstanding	726	725	726	717
Effect of dilutive securities:
Series A preferred units (3)	71	—	—	—
Equity-indexed compensation plan awards (4)	2	1	2	1
Diluted weighted average common units outstanding	799	726	728	718

Diluted adjusted net income per common unit	$0.80	$0.39	$1.88	$1.10

(1)             We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income (whether paid in cash or in-kind). After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.

(2)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(3)             The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for the twelve months ended December 31, 2018 and the three and twelve months ended December 31, 2017 as the effect was antidilutive.

(4)             Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested or earned only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

- more -
333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS

(in millions, except per unit and ratio data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net Income to Adjusted EBITDA and Implied DCF Reconciliation
Net Income	$1,117	$191	$2,216	$858
Interest expense, net	104	120	431	510
Income tax expense	163	14	198	44
Depreciation and amortization	136	131	520	517
(Gains)/losses on asset sales and asset impairments, net	(36)	94	(114)	109
Depreciation and amortization of unconsolidated entities (1)	13	13	56	45
(Gain)/loss on sale of investment in unconsolidated entities	10	—	(200)	—
Selected items impacting comparability - Adjusted EBITDA (2)	(558)	68	(423)	(1)
Adjusted EBITDA	$949	$631	$2,684	$2,082
Interest expense, net (3)	(101)	(116)	(419)	(483)
Maintenance capital	(66)	(53)	(252)	(247)
Current income tax expense	(32)	(19)	(66)	(28)
Adjusted equity earnings in unconsolidated entities, net of distributions (4)	(9)	(19)	1	(10)
Distributions to noncontrolling interests (5)	—	—	—	(2)
Implied DCF	$741	$424	$1,948	$1,312
Preferred unit distributions paid (6)	(62)	(5)	(161)	(5)
Implied DCF Available to Common Unitholders	$679	$419	$1,787	$1,307

Weighted Average Common Units Outstanding	726	725	726	717
Weighted Average Common Units and Common Equivalent Units	797	794	797	784

Implied DCF per Common Unit (7)	$0.94	$0.58	$2.46	$1.82
Implied DCF per Common Unit and Common Equivalent Unit (8)	$0.90	$0.53	$2.38	$1.67

Cash Distribution Paid per Common Unit	$0.30	$0.30	$1.20	$1.95
Common Unit Cash Distributions (5)	$218	$218	$871	$1,386
Common Unit Distribution Coverage Ratio	3.11x	1.92x	2.05x	0.94x

Implied DCF Excess / (Shortage)	$461	$201	$916	$(79)

(1)             Adjustment to add back our proportionate share of depreciation and amortization expense and gains and losses on significant asset sales by unconsolidated entities.

(2)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(3)             Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.

(4)             Represents the difference between non-cash equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization and gains and losses on significant asset sales) and cash distributions received from such entities.

(5)             Cash distributions paid during the period presented.

(6)             Cash distributions paid to our preferred unitholders during the period presented. The current $0.5250 quarterly ($2.10 annualized) per unit distribution requirement of our Series A preferred units was paid-in-kind for each quarterly distribution from their issuance through February 2018. Distributions on our Series A preferred units were paid in cash beginning with the May 2018 quarterly distribution. The current $61.25 per unit annual distribution requirement of our Series B preferred units, which were issued in October 2017, is payable semi-annually in arrears on May 15 and November 15.

(7)             Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.

(8)             Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid (if any), divided by the weighted average common units and common equivalent units outstanding for the periods. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, at any time after January 28, 2018, in whole or in part, subject to certain minimum conversion amounts.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)

Net Income Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Basic net income per common unit	$1.46	$0.19	$2.77	$0.96
Selected items impacting comparability per common unit (1)	(0.63)	0.20	(0.89)	0.14
Basic adjusted net income per common unit	$0.83	$0.39	$1.88	$1.10

Diluted net income per common unit	$1.38	$0.19	$2.71	$0.95
Selected items impacting comparability per common unit (1)	(0.58)	0.20	(0.83)	0.15
Diluted adjusted net income per common unit	$0.80	$0.39	$1.88	$1.10

(1)             See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.

Net Income Per Common Unit to Implied DCF Per Common Unit and Common Equivalent Unit Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Basic net income per common unit	$1.46	$0.19	$2.77	$0.96
Reconciling items per common unit (1) (2)	(0.52)	0.39	(0.31)	0.86
Implied DCF per common unit	$0.94	$0.58	$2.46	$1.82

Basic net income per common unit	$1.46	$0.19	$2.77	$0.96
Reconciling items per common unit and common equivalent unit (1) (3)	(0.56)	0.34	(0.39)	0.71
Implied DCF per common unit and common equivalent unit	$0.90	$0.53	$2.38	$1.67

(1)             Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA and Implied DCF Reconciliation” table for additional information.

(2)             Based on weighted average common units outstanding for the period of 726 million, 725 million, 726 million and 717 million, respectively.

(3)             Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding for the period of approximately 71 million, 69 million, 71 million and 67 million, respectively.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Revenues (1)	$563	$295	$8,446	$458	$299	$7,308
Purchases and related costs (1)	(54)	(5)	(7,411)	(48)	(4)	(7,151)
Field operating costs (1) (2)	(171)	(88)	(76)	(158)	(91)	(61)
Segment general and administrative expenses (2) (3)	(31)	(23)	(30)	(24)	(18)	(24)
Equity earnings in unconsolidated entities	93	—	—	90	—	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	13	—	—	13	—	—
(Gains)/losses from derivative activities net of inventory valuation adjustments	—	2	(628)	—	—	40
Long-term inventory costing adjustments	—	—	38	—	—	(22)
Deficiencies under minimum volume commitments, net	2	(4)	—	—	(3)	—
Equity-indexed compensation expense	10	4	5	3	1	1
Net (gain)/loss on foreign currency revaluation	—	—	(2)	—	—	1
Line 901 incident	—	—	—	20	—	—
Segment Adjusted EBITDA	$425	$181	$342	$354	$184	$92

Maintenance capital	$38	$26	$2	$31	$20	$2

(1)             Includes intersegment amounts.

(2)             Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.

(3)             Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.

(4)             Represents adjustments utilized by our Chief Operating Decision Maker (“CODM”) in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Revenues (1)	$1,990	$1,161	$32,822	$1,718	$1,173	$25,065
Purchases and related costs (1)	(194)	(17)	(31,487)	(123)	(24)	(24,557)
Field operating costs (1) (2)	(640)	(360)	(276)	(593)	(350)	(254)
Segment general and administrative expenses (2) (3)	(117)	(82)	(117)	(101)	(73)	(102)
Equity earnings in unconsolidated entities	375	—	—	290	—	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	56	—	—	45	—	—
(Gains)/losses from derivative activities net of inventory valuation adjustments	(1)	—	(518)	—	4	(50)
Long-term inventory costing adjustments	—	—	21	—	—	(24)
Deficiencies under minimum volume commitments, net	9	(2)	—	2	—	—
Equity-indexed compensation expense	30	11	14	11	4	8
Net (gain)/loss on foreign currency revaluation	—	—	3	—	—	(26)
Line 901 incident	—	—	—	32	—	—
Significant acquisition-related expenses	—	—	—	6	—	—
Segment Adjusted EBITDA	$1,508	$711	$462	$1,287	$734	$60

Maintenance capital	$139	$100	$13	$120	$114	$13

(1)             Includes intersegment amounts.

(2)             Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.

(3)             Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.

(4)             Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Transportation segment (average daily volumes in thousands of barrels per day):
Tariff activities volumes
Crude oil pipelines (by region):
Permian Basin (2)	4,063	3,219	3,732	2,855
South Texas / Eagle Ford (2)	459	418	442	360
Central (2)	523	424	473	420
Gulf Coast	168	312	178	349
Rocky Mountain (2)	349	317	284	393
Western	194	179	183	184
Canada	326	330	316	352
Crude oil pipelines	6,082	5,199	5,608	4,913
NGL pipelines	212	172	183	170
Tariff activities total volumes	6,294	5,371	5,791	5,083
Trucking volumes	110	106	98	103
Transportation segment total volumes	6,404	5,477	5,889	5,186

Facilities segment (average monthly volumes):
Liquids storage (average monthly capacity in millions of barrels)	109	114	109	112
Natural gas storage (average monthly working capacity in billions of cubic feet)	65	67	66	82
NGL fractionation (average volumes in thousands of barrels per day)	140	127	131	126
Facilities segment total volumes (average monthly volumes in millions of barrels) (3)	124	129	124	130

Supply and Logistics segment (average daily volumes in thousands of barrels per day):
Crude oil lease gathering purchases	1,111	994	1,054	945
NGL sales	292	335	255	274
Supply and Logistics segment total volumes	1,403	1,329	1,309	1,219

(1)             Average volumes are calculated as the total volumes (attributable to our interest) for the period divided by the number of days or months in the period.

(2)             Region includes volumes (attributable to our interest) from pipelines owned by unconsolidated entities.

(3)             Facilities segment total volumes is calculated as the sum of: (i) liquids storage capacity; (ii) natural gas storage working capacity divided by 6 to account for the 6:1 mcf of natural gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS

(in millions)

Fee-based Segment Adjusted EBITDA to Adjusted EBITDA Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Transportation Segment Adjusted EBITDA	$425	$354	$1,508	$1,287
Facilities Segment Adjusted EBITDA	181	184	711	734
Fee-based Segment Adjusted EBITDA	$606	$538	$2,219	$2,021
Supply and Logistics Segment Adjusted EBITDA	342	92	462	60
Adjusted other income/(expense), net (1)	1	1	3	1
Adjusted EBITDA (2)	$949	$631	$2,684	$2,082

(1)             Represents “Other expense, net” as reported on our Condensed Consolidated Statements of Operations, adjusted for selected items impacting comparability of $15 million, $27 million, $10 million and $32 million for the three and twelve months ended December 31, 2018 and 2017, respectively. See the “Selected Items Impacting Comparability” table for additional information.

(2)             See the “Net Income to Adjusted EBITDA and Implied DCF Reconciliation” table for reconciliation to Net Income.

Reconciliation of Segment Adjusted EBITDA to Segment Adjusted EBITDA further adjusted for impact of divested assets:

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Segment Adjusted EBITDA	$425	$181	$342	$354	$184	$92
Impact of divested assets (1)	—	—	—	(31)	(6)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$425	$181	$342	$323	$178	$92

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Segment Adjusted EBITDA	$1,508	$711	$462	$1,287	$734	$60
Impact of divested assets (1)	(66)	(2)	—	(116)	(44)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$1,442	$709	$462	$1,171	$690	$60

(1)             Estimated impact of divestitures completed during 2017 and 2018, assuming an effective date of 1/1/17. Divested assets include a 30% interest in BridgeTex Pipeline Company, LLC and certain pipelines in the Rocky Mountain and Central regions that were previously reported in our Transportation segment, and certain Bay Area, California terminal assets, a natural gas storage facility and a natural gas processing facility that were previously reported in our Facilities segment.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$8,786	$—	$8,786	$7,605	$—	$7,605

COSTS AND EXPENSES
Purchases and related costs	6,955	—	6,955	6,746	—	6,746
Field operating costs	332	—	332	307	—	307
General and administrative expenses	84	1	85	66	1	67
Depreciation and amortization (2)	136	—	136	131	—	131
(Gains)/losses on asset sales and asset impairments, net (2)	(36)	—	(36)	94	—	94
Total costs and expenses	7,471	1	7,472	7,344	1	7,345

OPERATING INCOME	1,315	(1)	1,314	261	(1)	260

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	93	—	93	90	—	90
Gain/(loss) on sale of investment in unconsolidated entities	(10)	—	(10)	—	—	—
Interest expense, net	(104)	—	(104)	(120)	—	(120)
Other expense, net	(14)	—	(14)	(26)	—	(26)

INCOME BEFORE TAX	1,280	(1)	1,279	205	(1)	204
Current income tax expense	(32)	—	(32)	(19)	—	(19)
Deferred income tax (expense)/benefit	(131)	(54)	(185)	5	(837)	(832)

NET INCOME/(LOSS)	1,117	(55)	1,062	191	(838)	(647)
Net income attributable to noncontrolling interests	—	(882)	(882)	—	(153)	(153)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$1,117	$(937)	$180	$191	$(991)	$(800)

BASIC NET INCOME/(LOSS) PER CLASS A SHARE			$1.13			$(5.16)

DILUTED NET INCOME/(LOSS) PER CLASS A SHARE			$1.12			$(5.16)

BASIC WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			159			155

DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			160			155

(1)             Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

(2)             Effective for the fourth quarter of 2018, we reclassified amounts related to gains and losses on asset sales and asset impairments from “Depreciation and amortization” to “(Gains)/losses on asset sales and asset impairments, net” on our Condensed Consolidated Statements of Operations.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$34,055	$—	$34,055	$26,223	$—	$26,223

COSTS AND EXPENSES
Purchases and related costs	29,793	—	29,793	22,985	—	22,985
Field operating costs	1,263	—	1,263	1,183	—	1,183
General and administrative expenses	316	4	320	276	4	280
Depreciation and amortization (2)	520	1	521	517	2	519
(Gains)/losses on asset sales and asset impairments, net (2)	(114)	—	(114)	109	—	109
Total costs and expenses	31,778	5	31,783	25,070	6	25,076

OPERATING INCOME	2,277	(5)	2,272	1,153	(6)	1,147

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	375	—	375	290	—	290
Gain on sale of investment in unconsolidated entities	200	—	200	—	—	—
Interest expense, net	(431)	—	(431)	(510)	—	(510)
Other expense, net	(7)	—	(7)	(31)	—	(31)

INCOME BEFORE TAX	2,414	(5)	2,409	902	(6)	896
Current income tax expense	(66)	—	(66)	(28)	—	(28)
Deferred income tax expense	(132)	(104)	(236)	(16)	(893)	(909)

NET INCOME/(LOSS)	2,216	(109)	2,107	858	(899)	(41)
Net income attributable to noncontrolling interests	—	(1,773)	(1,773)	(2)	(688)	(690)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$2,216	$(1,882)	$334	$856	$(1,587)	$(731)

BASIC NET INCOME/(LOSS) PER CLASS A SHARE			$2.12			$(5.03)

DILUTED NET INCOME/(LOSS) PER CLASS A SHARE			$2.11			$(5.03)

BASIC WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			158			145

DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			282			145

(1)             Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

(2)             Effective for the fourth quarter of 2018, we reclassified amounts related to gains and losses on asset sales and asset impairments from “Depreciation and amortization” to “(Gains)/losses on asset sales and asset impairments, net” on our Condensed Consolidated Statements of Operations.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA

(in millions)

	December 31, 2018			December 31, 2017
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$3,533	$3	$3,536	$4,000	$3	$4,003
Property and equipment, net	14,787	15	14,802	14,089	16	14,105
Goodwill	2,521	—	2,521	2,566	—	2,566
Investments in unconsolidated entities	2,702	—	2,702	2,756	—	2,756
Deferred tax asset	—	1,304	1,304	—	1,386	1,386
Linefill and base gas	916	—	916	872	—	872
Long-term inventory	136	—	136	164	—	164
Other long-term assets, net	916	(3)	913	904	(3)	901
Total assets	$25,511	$1,319	$26,830	$25,351	$1,402	$26,753

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,456	$2	$3,458	$4,531	$2	$4,533
Senior notes, net	8,941	—	8,941	8,933	—	8,933
Other long-term debt, net	202	—	202	250	—	250
Other long-term liabilities and deferred credits	910	—	910	679	—	679
Total liabilities	$13,509	$2	$13,511	$14,393	$2	$14,395

Partners’ capital excluding noncontrolling interests	12,002	(10,156)	1,846	10,958	(9,263)	1,695
Noncontrolling interests	—	11,473	11,473	—	10,663	10,663
Total partners’ capital	12,002	1,317	13,319	10,958	1,400	12,358
Total liabilities and partners’ capital	$25,511	$1,319	$26,830	$25,351	$1,402	$26,753

(1)             Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

- more -

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Basic Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$180	$(800)	$334	$(731)
Basic weighted average Class A shares outstanding	159	155	158	145

Basic net income/(loss) per Class A share	$1.13	$(5.16)	$2.12	$(5.03)

Diluted Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$180	$(800)	$334	$(731)
Incremental net income attributable to PAGP resulting from assumed exchange of AAP units and AAP Management Units	—	—	262	—
Net income/(loss) attributable to PAGP including incremental net income from assumed exchange of AAP units and AAP Management Units	$180	$(800)	$596	$(731)

Basic weighted average Class A shares outstanding	159	155	158	145
Dilutive shares resulting from assumed exchange of AAP units and AAP Management Units	1	—	124	—
Diluted weighted average Class A shares outstanding	160	155	282	145

Diluted net income/(loss) per Class A share (1)	$1.12	$(5.16)	$2.11	$(5.03)

(1)             For the three and twelve months ended December 31, 2017, the possible exchange of any AAP units and certain AAP Management Units would have had an antidilutive effect on basic net income/(loss) per Class A share.

Contacts:

Roy Lamoreaux	Brett Magill
Vice President, Investor Relations & Communications	Director, Investor Relations
(866) 809-1291	(866) 809-1291

###

333 Clay Street, Suite 1600          Houston, Texas  77002          713-646-4100 / 866-809-1291